EXHIBIT 99.1

Orsus Xelent Technologies Inc. Announces Appointment of New Independent Director

NEW YORK, NY—March 5, 2008 -- Orsus Xelent Technologies, Inc. (AMEX:ORS - News), a designer and manufacturer of award-winning mobile phones for the Asian market, said today that Mr. Gao Jian has been elected by the Board of Directors as an independent director of the Company. He replaces Mr. Nathanial Kang Hsieh, former chairman of the Audit Committee and member of the Compensation Committee, who has resigned from the Board for personal reasons. Additionally, Board member Mr. Howard S. Barth has been appointed by the Board to chair the Audit Committee.

According to the Company, Mr. Gao, who will serve as a member of the Board’s Audit Committee and Compensation Committee, earned his Master of Business Administration degree at the University of Liverpool in the UK in July, 2000, and has since been engaged in the real estate and telecommunications industries. Since June 2007, Mr. Gao has served as Chairman of the Board of Directors of Royal Junction Construction Materials Co., Ltd. From May, 2001 to January, 2007, Mr. Gao worked as the General Manager of Dacheng Real Estate Development Group and Dacheng Telecommunications Technology Co., Ltd. From 1996 to 1999, he was the sales director for CellStar International Trading Co., Ltd, responsible for sales, marketing and strategic planning.

Mr. Howard S. Barth, who will now chair the Audit Committee, earned his MBA at York University in 1976. He has over 25 years experience as a Chartered Accountant in public practice specializing in providing services to clientele in the construction, manufacturing, restaurant, hospitality and mining industries.

Mr. Yu Liu, Chairman of Orsus Xelent, stated, "On behalf of the Board, I would like to thank Mr. Nathanial Kang Hsieh for his past services to the Company and wish him every success in his future endeavors. I also would like to welcome Mr. Gao to our Board, and offer our sincere thanks to Mr. Barth for assuming his new responsibilities as chair of the Audit Committee.”

About Orsus Xelent Technologies, Inc.

Incorporated in the State of Delaware and headquartered in Beijing, China, Orsus Xelent Technologies, Inc. is an emerging designer and manufacturer of award-winning mobile phones for the Asian market, primarily the People's Republic of China (PRC). The Company's business encompasses the design of mobile phones, related digital circuits, and software development, and it is a recognized pioneer in mobile phone integration technology. It introduced the region's first wristwatch-style cellular phone, and it continues to break new ground with state-of-the-art phones that include advanced features such as finger print recognition and touch-screen displays. Increasingly, the Company is focused on developing and marketing, under its Proxlink trademark, special application mobile phones for specialized users in a wide variety of professions in business and government. Since the Company's launch in 2004, it has established "Orsus" as a popular brand and achieved a significant share of the world's largest mobile phone market. It maintains more than 179 service call centers across the PRC, with additional offices in New York, Shanghai, Hong Kong, Shenzhen, and Tianjin. For more information, please visit the Company's web site: www.orsus-xelent.com.

Information Regarding Forward-Looking Statements

Except for historical information contained herein, the statements in this Press Release are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties, which may cause our actual results in future periods to differ materially from forecasted results. These risks and uncertainties include, among other things, product demand, market competition, and risks inherent in our operations. These and other risks are described in our filings with the Securities and Exchange Commission.

CONTACT:

Orsus Xelent Technologies, Inc.
Xavier Xin Wang
President & CEO

PRC:
Tel 010-85653777
Fax 010-85653666

US:
Investors:
Tel: 212-402-7803
Fax: 212-425-6951

Press:
Tel: 212-425-5700
Fax: 212-425-6951

Source: Orsus Xelent Technologies, Inc.